[SBL LOGO]
SECURITY BENEFIT LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001
                                                       785-431-3000

                                                MARKETING ORGANIZATION AGREEMENT

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY
                                                     SECURITY DISTRIBUTORS, INC.

                                                           PRODUCT AUTHORIZATION
                                                             Fixed Products  |_|
                                                          Variable Products  |_|



MARKETING ORGANIZATION: ________________________________________________

This Agreement is entered into between Security Benefit Life Insurance Company, a Kansas mutual life insurance company, Security Distributors, Inc. (solely in its capacity as underwriter of the Variable Products), collectively referred to herein as "SBL," and the undersigned, referred to herein as the "Marketing Organization."

  I.  APPOINTMENTS AND DUTIES

      A. APPOINTMENT. Subject to the terms and conditions of this contract, Marketing Organization is appointed to solicit, and to recommend for appointment Agents/Representatives and Marketing Organizations (referred to herein as "Marketer(s)") to solicit applications for the fixed annuity and fixed life insurance contracts ("Fixed Products") and/or variable annuity and variable life insurance contracts ("Variable Products") more specifically described in the Commission Schedule(s) attached hereto from time to time and incorporated by reference (collectively referred to as the "Products"), to deliver the contracts, to collect the initial premiums thereon, and to service the business.

          Marketing Organization hereby accepts such appointment and confirms that it will abide by the terms and conditions of this Agreement and any sales manuals and/or rules and practices of SBL. Marketing Organization will endeavor to promote SBL's interests and those mutual interests of Marketing Organization and SBL as contemplated by this Agreement and shall at all times conduct itself, and insure that its employees and Marketers conduct themselves so as not to adversely affect the business reputation or good standing of either the Marketing Organization or SBL.

      B. SALES FORCE. Marketing organization shall have the authority to recruit, train and supervise Marketers for the sale of the Products. Appointment of any Marketer shall be subject to prior approval of SBL. SBL reserves the right to require termination of any Marketer's right to sell any of the Products and to cancel the appointment of any Marketer. Marketing Organization shall be responsible for any Marketer appointed hereunder complying with the terms, conditions, and limitations as set forth in this Agreement and any sales manuals and/or rules and practices of SBL.

          With respect to sales of Fixed Products, unless otherwise agreed in writing by the parties, any and all agreements with Marketers shall be made directly with SBL in writing on SBL's form and shall not become effective until they are approved and executed by SBL and the Marketer is licensed in accordance with Section III of this Agreement. Marketing Organization shall not have authority to modify or amend any such agreements. With respect to sales of Variable Products, any and all agreements with Marketers shall be made between the Marketing Organization and its Marketers, provided however, that SBL reserves the right to require any Marketer to sign an agreement acknowledging that no compensation is payable by SBL to the Marketer. SBL may, at SBL's option, refuse to contract with any proposed Marketer and may at any time terminate any agreement with any Marketer.

      C. INDEPENDENT CONTRACTOR. Marketing Organization will be an independent contractor and nothing contained herein shall be construed as creating the relationship of employer-employee between SBL and Marketing Organization. Marketing Organization will be acting as an independent contractor only, and not as a partner, associate, or affiliate of SBL. Marketing Organization will be free to exercise its own judgment as to the time and manner of performing the services authorized by this Agreement subject to such rules and regulations as may be adopted from time to time by SBL.

      D. LIMITATIONS OF AUTHORITY. Marketing Organization's authority shall extend no further than as is stated in this Agreement. Marketing Organization shall not (1) make, alter, modify, waive or change any question, statement or answer on any application for insurance, the terms of any receipt given thereon, or the terms of any policy or contract; (2) extend or waive any provision of any policy or contract or the time for payment of premiums; (3) guarantee dividends; (4) deliver any policy unless the applicant is at the time in good health and insurable condition; (5) incur any debts or liability for or against SBL; or (6) receive any money for SBL except as herein stated.

9482 (R7-97)                                                         32-94821-00
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      E.  COLLECTION  OF MONEY.  Marketing  Organization  is not  authorized  to accept any premium for SBL except initial policy premiums, unless SBL provides otherwise in writing. All customer checks should be made payable directly to SBL. Receipts for premiums must be on the forms furnished by SBL for that purpose. Marketing Organization shall immediately remit to SBL all money received or collected on SBL's behalf, and such money shall be considered as SBL's funds held in trust by Marketing Organization. SBL will not accept premium payments in the form of checks drawn on Marketing Organization or Marketer accounts.

      F. RECORDS. Marketing Organization agrees to maintain proper records and accounts of business transacted under this contract, including but not limited to, records of all written sales proposals made, applications taken, money collected, policies issued and delivered, and all service to policy owners on SBL's behalf. All such records shall be made available to SBL or SBL's representatives, with or without prior notice, during business hours.

 II.  COMPENSATION

      A. COMPENSATION TO MARKETING ORGANIZATION. As full compensation, SBL will pay Marketing Organization or its affiliated insurance agency (if applicable) commissions as described in the attached Commission Schedule(s) for policies sold by Marketers assigned to Marketing Organization. There shall be no additional compensation or reimbursement to Marketing Organization for services performed or expenses incurred. Marketing Organization shall be responsible for and shall pay all expenses Marketing Organization incurs in the performance of this Agreement. Further, SBL may amend any Commission Schedule at any time by giving Marketing Organization written notice of such change. Any changes SBL may make to the Commission Schedule will apply only to those policies issued on or after the effective date of the changes.

          The rate of commissions or right to receive compensation on any policy or contract (1) not listed in this Agreement, (2) requiring special underwriting, or (3) obtained through a lead furnished by SBL, shall be governed by SBL's rules and practices in effect at that time and shall eventually be covered by a separate agreement between Marketing Organization and SBL, by written amendment to this Agreement, or by written notice to Marketing Organization.

      B. COMPENSATION TO MARKETERS. This Agreement is not intended to benefit in any manner whatsoever the Marketers or any other entity as a third-party beneficiary. With respect to sales of Fixed Products, payment of compensation by SBL to Marketers will be made only pursuant to the terms of a separate written Agreement between SBL and Marketer. With respect to the sales of Variable Products, SBL will pay no compensation to Marketers; payment of compensation to Marketers, if any, will be made only pursuant to the terms of a separate written Agreement between the Marketing Organization and Marketer.

      C. PROVISIONS RELATING TO COMPENSATION. Neither Marketing Organization nor any Marketer assigned to Marketing Organization shall withhold compensation from any premiums or contributions submitted to SBL. No commissions will be payable on premiums or contributions which shall be refunded for any reason, and Marketing Organization shall refund to SBL any commission paid to Marketing Organization on any such premiums or contributions. SBL shall not, under any circumstances whatsoever, pay or allow any rebate of commissions in any manner, directly or indirectly.

III.  COMPLIANCE

      A. GENERAL REQUIREMENTS. Marketing Organization agrees to abide by all applicable local, state and federal laws and regulations as well as the rules and regulations of the National Association of Securities Dealers, Inc. (NASD) and the Securities and Exchange Commission in conducting business under this Agreement. Marketing Organization shall insure that all of its Marketers comply with all such rules, laws, and regulations.

      B. LICENSING. Marketing Organization agrees that neither it nor its Marketers will solicit or submit applications for any of the Products unless Marketing Organization, its affiliated insurance agency (if applicable), and its Marketers are properly licensed under all applicable state insurance laws. Marketing Organization shall be responsible for each Marketer becoming so licensed and shall notify SBL if any Marketer ceases to be so licensed.

          WITH RESPECT TO SALES OF VARIABLE PRODUCTS: (1) Marketing Organization hereby confirms that it is a member in good standing of the National Association of Securities Dealers, Inc., hereinafter called "NASD," and further agrees to notify SBL if it ceases to be a member of the NASD, (2) Marketing Organization agrees to abide by the applicable Rules of Fair Practice of the NASD which rules are incorporated herein as if set forth in full, (3) Marketing Organization represents that the signing of this agreement is a representation to SBL that Marketing Organization is a properly registered Broker/Dealer under the Securities Exchange Act of 1934, and (4) Marketing Organization shall insure that all Marketers recruited by Marketing Organization to sell the Variable Products shall be duly registered pursuant to applicable state and federal securities laws and regulations and shall notify SBL if any Marketer ceases to be so registered.

          Marketing Organization will be responsible to secure and provide to SBL adequate proof of any licenses, securities registration, bonds or other requirements or qualifications as may be required by SBL or the state or states where Marketing Organization and its affiliated insurance agency (if applicable) is authorized to solicit insurance and securities.

      C. PRINTED MATTER. SBL will furnish Marketing Organization all prospectuses, reports, applications and other printed matter necessary to conduct the business anticipated hereunder with respect to SBL's Products. Advertising material of any nature not supplied by SBL shall be used by Marketing Organization only after Marketing Organization has received SBL's written approval. Likewise, Marketing Organization may use SBL's name and trademark, or those of any affiliated companies, only with SBL's written approval.

 IV.  SBL'S RIGHT OF ACTION

      A. CHANGES. SBL may at any time and from time to time (1) change or modify this Agreement, (2) modify or amend any prospectus, policy form, or contract, (3) change sales charges, (4) modify or alter the conditions or terms under which any Product may be sold or regulate its sale in any way, (5) discontinue or withdraw any Product from any state, without prejudice to continue such Product elsewhere or (6) cease doing business in any state.

      B. RIGHTS OF REJECTION AND SETTLEMENT. SBL reserves the right to reject any application or refund any money submitted by Marketers assigned to Marketing Organization. In the event of such rejection or refund, Marketing Organization's commission on such shall be refunded as described previously by being charged against Marketing Organization's earnings or, upon demand, by payment directly to SBL. It is the intention of the parties to this Agreement that Marketing Organization shall be entitled to receive commissions only upon premiums or contributions received in cash and retained by SBL.

      C. RIGHT OF OFFSET OF INDEBTEDNESS. Any advance, loan, annualization of compensation, or extension of credit from SBL to Marketing Organization and to Marketers appointed by or assigned to Marketing Organization, or any loss or liability incurred by SBL as a result of the actions of Marketing Organization or its affiliated insurance agency (if applicable) shall constitute a general indebtedness of Marketing Organization to SBL. The entire indebtedness, as shown in SBL's ledger accounts, may be deemed due and payable at any time and SBL may exercise any rights or remedies to collect such indebtedness, including but not limited to, charging to Marketing Organization all attorney's fees or other collection expenses, as permitted by law.

          SBL may deduct any amounts Marketing Organization owes SBL now or in the future, as a result of this or any other contract with the Company, from any compensation due Marketing Organization. Marketing Organization hereby assigns, transfers and sets over to SBL any monies that from time to time may become due to Marketing Organization from SBL under this contract or otherwise to secure any debt to SBL.

  V.  TERMINATION

      A. VOLUNTARY TERMINATION. Either of the parties hereto may terminate this Agreement, without stating any cause, by mailing to the other party at their last known address a notice of termination which shall be effective fifteen days from mailing.

      B. AUTOMATIC TERMINATION. This Agreement terminates automatically (1) if Marketing Organization is an individual, upon Marketing Organization's death, (2) if a partnership, upon the death of any partner or change in the partners composing the firm, or dissolution of the partnership for any reason, (3) if a corporation, upon Marketing Organization's dissolution or disqualification to perform the duties anticipated hereunder, (4) upon revocation, termination, suspension or nonrenewal of Marketing Organization's securities registration or insurance licenses by any state in which Marketing Organization is required by law to maintain such a license in order to perform its duties under this Agreement, (5) with respect to the Variable Products, upon Marketing Organization's ceasing to be an NASD registered broker/dealer in good standing (this includes any suspension of Marketing Organization's membership), or (5) upon Marketing Organization's filing a petition for bankruptcy or one being filed for Marketing Organization, upon Marketing Organization being adjudged bankrupt, or upon Marketing Organization's executing a general assignment for the benefit of creditors.

      C. TERMINATION FOR CAUSE. Marketing Organization's rights under this contract, including the right to any further payment of any type of compensation, either during or after the termination of this contract, shall automatically and completely cease if any of the following occur at any time: (1) Marketing Organization violates any of the terms hereof, (2) Marketing Organization violates any law or regulation relating to the activities anticipated hereunder, (3) Marketing Organization induces or attempts to induce any Marketer and/or person under contract with SBL to terminate the contractual relationship or cease doing business or producing for SBL, (4) Marketing Organization initiates or induces any misappropriation or commingling of Marketing Organization's and SBL's funds, or (5) Marketing Organization engages in any fraudulent act or misrepresentation. In determining cause for termination, SBL shall use its sole discretion and shall notify Marketing Organization in writing of SBL's decision.

      D. RETURN OF SBL PROPERTY. Upon termination of this contract, Marketing Organization agrees to return any equipment, supplies, printed materials or other property, including, but not limited to, policyholder lists and policyholder records SBL has furnished Marketing Organization. Marketing Organization acknowledges that any policyholder lists or records in Marketing Organization's possession are SBL's property, and that the Company has a continuing proprietary interest in the lists and records relating to its policyholders.

 VI.  THIRD PARTY COMPLAINTS AND LITIGATION

      A. NOTIFICATION AND COOPERATION. SBL and Marketing Organization will promptly notify the other if either of them becomes aware of any arbitration, litigation, judicial proceeding, insurance department or other governmental agency inquiry or complaint, regulatory or administrative investigation or proceeding, or customer complaint or demand, which directly or indirectly involves the rights and obligations of the parties under this Agreement. SBL and Marketing Organization each agree to cooperate fully with the other with respect to any matter referred to in this Section VI.

      B. DEFENSE OF ACTIONS. If any legal action is brought by a third party against SBL or Marketing Organization, or both, which is based in whole or in part on any alleged act, fault or failure of Marketing Organization in connection with this Agreement, SBL may require
          Marketing Organization to defend SBL in such action, or, SBL may defend any such action and expend such sums, including attorneys' fees, to be reimbursed by Marketing Organization in accordance with
          Section VI.E. below.

      C. SERVICE OF PROCESS. Marketing Organization shall transmit to the attention of SBL's Legal Counsel at 700 Harrison, Topeka, Kansas 66636, by certified mail within 24 hours after receipt, any paper served upon Marketing Organization in connection with any proceeding, hearing or action, whether legal or otherwise, by or against SBL. Any failure on Marketing Organization's part to comply with this provision which causes additional loss or expense to SBL shall be reimbursed by Marketing Organization to SBL.

      D. SETTLEMENT. SBL has the right to settle any claim against SBL, and any claim made against SBL and Marketing Organization jointly, arising out of this Agreement or any other agreement between SBL and Marketing Organization now or hereafter existing, and SBL's determination as to any such matter will be final and binding. In any action brought jointly against SBL and Marketing Organization which is based in whole or in part on any alleged act, fault or failure of Marketing Organization, Marketing Organization shall not settle such action or any portion thereof except with the express, written consent of SBL.

      E. INDEMNIFICATION. Marketing Organization shall indemnify and hold SBL harmless from any liability, loss, cost, claim or damaged caused by the negligence or misconduct of Marketing Organization, its affiliated insurance agency (if applicable), Marketers and/or either of their officers, directors and employees. Marketing Organization shall reimburse SBL for any legal or other expenses reasonably incurred by SBL in connection with its investigation and defense of any such loss, cost, claim, damage or liability, or of any proceeding or action resulting from those matters.

VII.  GENERAL PROVISIONS

      A.  CONFIDENTIALITY.   Marketing   Organization  will  treat  all  matters
          relating to SBL's business as confidential information, and not divulge any information in any way to other entities during or after the term of this contract.

      B. WAIVER. SBL's forbearance or failure to exercise any rights hereunder or insist upon strict compliance herewith shall not constitute a waiver of any right, condition, or obligation of Marketing Organization under this Agreement.

      C. PRIOR AGREEMENTS. This Agreement shall supersede any and all prior agreement(s) between Marketing Organization and SBL in relation to sales of Products after this Agreement becomes effective; it being understood, however, that all obligations to SBL previously incurred or assumed by SBL and liens created in connection therewith still exist and shall attach hereto.

      D. ASSIGNMENT. Neither this Agreement nor any of the benefits to accrue hereunder shall be assigned or transferred, either in whole or in part, without SBL's prior written consent. Any assignments shall be subject to a first lien to SBL for any indebtedness owed to SBL.

      E. NOTICES. All notices required or permitted to be given under this contract shall be in writing and shall be delivered personally or mailed to an officer of the party receiving such notice at its home office at the address set forth above.

      F. GOVERNING LAW. This contract shall be construed to be in accordance with the laws of the State of Kansas.

      H. ENTIRE AGREEMENT. The foregoing provisions, the attached Commission Schedules and any rate books, manuals, or bulletins issued by SBL in connection with this Agreement constitute the entire agreement between the parties and SBL shall not be bound by any other promise, agreement, understanding or representation unless it is made by an instrument in writing, signed by all of the parties or is in the form of a written notice from SBL to Marketing Organization which expresses by its terms an intention to modify this Agreement.

      I. SEVERABILITY. If it should appear that any term of this contract is in conflict with any rule of law, statute, or regulation in effect in any state where Marketing Organization writes or solicits business for SBL, then any such term shall be deemed inoperative and null and void insofar as it may be in conflict therewith and shall be deemed modified to conform to such rule of law, statute or regulation. The existence of any such apparent conflict shall not invalidate the remaining provisions of this contract.

      J. EFFECTIVE DATE. This Agreement shall take effect shown below, if Marketing Organization has been duly licensed in the appropriate jurisdiction(s) to perform the functions anticipated herein.


MARKETING ORGANIZATION                   SECURITY BENEFIT LIFE INSURANCE COMPANY


______________________________________   By ____________________________________
 Print Name of Marketing Organization
   |_| Individual  |_| Partnership
           |_| Corporation               Title _________________________________


______________________________________   Date __________________________________
   Print Name of Principal Officer
   if a Partnership or Corporation

                                         SECURITY DISTRIBUTORS, INC.
By ___________________________________
         Signature of Individual
          or Principal Officer           By ____________________________________


Date _________________________________   Title _________________________________


APPROVED BY:                             Date __________________________________

______________________________________
  Print Name of Sponsoring Marketing
     Organization (if applicable)


By ___________________________________
     Signature of Principal Officer


Effective Date of Agreement __________

                                                                     32-94821-00
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[SBL LOGO]
SECURITY BENEFIT LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001
                                                       785-431-3000

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE

                                                    VARIFLEX ES VARIABLE ANNUITY
                                                  Individual and Group Allocated

Broker/Dealer:

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission Schedule is hereby made part of and amends the SBL Variable Products Agreement (the "Agreement") with Security Benefit Life Insurance Company and Security Distributors, Inc. (hereinafter jointly called "SBL"), and commissions payable hereunder are subject to the provisions contained in the Agreement and this Commission Schedule. Minimum Purchase Payments are as set out in the applicable prospectus and contract. Commissions to a Broker/Dealer are equal to a percentage of Purchase Payments written by that Broker/Dealer, as follows:

1. The rate of commission paid on Purchase Payments made with respect to each particular Variflex ES Contract during all Contract Years for all regular installment payments, lump sums and other irregular payments added to an individual installment payment contract or certificate of a group contract:

                             Commission Rate: 4.00%

    *No Commission will be paid on Purchase Payments made which are less than the minimum amount specified in the prospectus and contract.

2. ASSET BASED COMMISSIONS: SBL will pay an asset based commission at the end of each calendar month on the aggregate Contract Value of Variflex ES Contracts as of that date for which Broker/Dealer is listed on SBL's records as the broker of record. On an annual basis, the asset based commission will be equal to the amounts set forth below. The amount of the asset based commission and its beginning date with respect to assets under a Contract will vary based upon whether assets are allocated to the separate account ("Variable Assets") or the fixed account ("Fixed Assets"). No asset based commission will be paid on Contracts which have annuitized under a life contingent option. An Annuitization Fee may be available as discussed in paragraph 5.

                                         ANNUAL           BEGINNING DATE
                                          RATE     (MEASURED FROM CONTRACT DATE)
                                         ------    -----------------------------
    Aggregate Value of Variable Assets    .25%               1st month
    Aggregate Value of Fixed Assets       .15%              61st month


3. CONTRACT YEAR: For the purpose of this Commission Schedule, the "Contract Year" shall be measured from the "Contract Date" which is the date the first Purchase Payment is credited to a Contract.

4. TRANSFER OF SBL CONTRACT VALUES: No commission (including asset based commission) is paid on the transfer of cash, loan or surrender value of a life insurance or annuity contract issued by SBL or other members of The Security Benefit Group of Companies applied to a Variflex ES Contract under this Commission Schedule.

    Death Benefit Applied to an Annuity Option: In the event that a beneficiary under a Variflex ES Contract under this Commission Schedule applies the death benefit to one of the annuity forms under the Contract, no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 5.

5. ANNUITIZATION: An Annuitization Fee will be paid to Broker/Dealers who secure from the Contract Owner (or his or her beneficiary) the proper forms and information to commence an immediate life contingent annuity option and has significantly assisted the client and SBL in such settlement. The Annuitization Fee will be equal to 4% of the amount applied to a fixed life contingent annuity option and 2% of the amount applied to a variable life contingent annuity option.

6. CHANGE OF COMMISSION SCHEDULE: Notwithstanding any other provision of the Agreement to the contrary, the following provisions shall apply. SBL reserves the right at any time, with or without notice, to change, modify or discontinue the commissions, asset based commissions or any other compensation payable under this Commission Schedule. However, any such change will not apply to the commissions or asset based commissions applicable to Contracts issued before the effective date of such change.

7. CHANGE OF DEALER: A Contract Owner shall have the right to designate a new broker/dealer, or terminate a broker/dealer without designating a replacement, by sending written notice of such designation to SBL. Upon written notice to SBL by the owner of the designation of a new broker/dealer, all the commissions and asset based commissions shall be payable to the new broker/dealer. Upon written notice to SBL by the owner of termination of Broker/Dealer, without designating a new broker/dealer, SBL shall cease paying commissions and asset based commissions to Broker/Dealer.

8. TERMINATION OF THE AGREEMENT/VESTING: In the event of termination of the Agreement for any reason, all rights to receive commissions, asset based commissions or other compensation under this Commission Schedule shall be terminated, unless each of the following requirements is met: (i) the Agreement has been in force for at least one year; (ii) Broker/Dealer is at the time such commissions are payable properly licensed to receive such commissions; (iii) Broker/Dealer is providing service to the Contract Owner and performing its duties in a manner satisfactory to SBL; (iv) commissions paid to Broker/Dealer in the previous calendar year amounted to at least $500; and (v) Broker/Dealer has not been terminated, nor a new broker/dealer designated, by the Contract Owner as set forth in paragraph 7 above.

THIS COMMISSION SCHEDULE replaces any previous Commission Schedule for the Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY


By:           RICHARD K RYAN             By:            RICHARD K RYAN
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Title:           PRESIDENT               Title:  SENIOR VICE PRESIDENT - SALES
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